THE HARTFORD SENIOR EXECUTIVE SEVERANCE PAY PLAN

This  document  describes  your  benefits  under The Hartford  Senior  Executive
Severance Pay Plan, and includes the text of the Plan and other important information.












Rev. June, 2000

                                TABLE OF CONTENTS
                                -----------------


TEXT OF THE HARTFORD SENIOR EXECUTIVE SEVERANCE PAY PLAN

                                                                            Page
                                                                            ----

1.       Purpose...............................................................3
2.       Application of Plan...................................................3
3.       Covered Employees ....................................................3
4.       Severance Pay Upon Termination of Employment..........................4
5.       Schedule of Severance Pay.............................................6
6.       Notice or Pay in Lieu of Notice.......................................6
7.       Form of Payment of Severance Pay......................................7
8.       Employee Benefit Plan Coverage While Receiving Severance Pay..........7
9.       Excluded Employee Compensation Plans, Programs, Arrangements
           and Perquisites.....................................................8
10.      Divestiture, Closure, Relocations.....................................9
11.      Disqualifying Conduct.................................................9
12.      Release...............................................................9
13.      Offset................................................................9
14.      Administration of Plan...............................................10
15.      Termination or Amendment.............................................10
16.      Miscellaneous........................................................10

OTHER IMPORTANT INFORMATION

1.       NOTICE...............................................................11

                          THE HARTFORD SENIOR EXECUTIVE
                               SEVERANCE PAY PLAN



1.       PURPOSE
         -------

         The purpose of The Hartford 1997 Senior Executive Severance Pay Plan (the "Plan") is to assist in occupational transition by providing severance pay for senior executives covered by this Plan whose employment is terminated under conditions set forth in this Plan.

2.       APPLICATION OF PLAN
         -------------------

         This Plan is effective October 1, 1997. Any termination of termination of employment that has an Effective Date (as defined herein) while this Plan is in effect shall be governed exclusively by the terms of this Plan and by no other plan, policy, practice or arrangement, except where this Plan is expressly superseded by a Key Executive Employment Protection Agreement with the Company, or an individual written employment contract or other written agreement with the Company. To the extent that this Plan is expressly superseded by any of the foregoing agreements or contracts, no severance shall be payable hereunder, and the provisions of this Plan will otherwise be deemed null and void and without effect.

3.       COVERED EMPLOYEES
         -----------------

         You are a Covered Employee under this Plan if you are an "Employee" (as defined below) who (1) qualifies as an "Eligible Employee" (as defined below), (2) is paid on a salaried basis, and (3) is identified as a Tier Two executive. A person who is on an authorized leave of absence, paid or unpaid (including medical leave of absence), of not more than twenty-six (26) weeks who would otherwise qualify as a Covered Employee, but for being on leave of absence, will be considered a Covered Employee for purposes of this Plan.

         For purposes of the Plan, "Employee" means any person regularly employed by Hartford Fire Insurance Company or any of its designated subsidiaries or affiliates (collectively, the "Company"), but shall not include any person who performs services for the Company as an independent contractor or under any other non-employee classification, or who is classified by the Company as, or determined by the Company to be, an independent contractor.

         For purposes of the Plan, "Eligible Employee" means an Employee employed by the Company; provided, however, that except as the Board of Directors or the Committee may

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         otherwise  provide  on a  basis  uniformly  applicable  to all  persons similarly situated, Eligible Employee shall not include any "Ineligible Person," which means all of the following: (1) A person who is paid on an hourly basis; or (2) A person who: (A) holds a position with the Company's "HARTEMP" Program, or (B) is hired to work for the Company through a temporary employment agency, or (C) is hired to a position with the Company with notice on his or her date of hire that the position will terminate on a certain date; or (3) A person who is a leased employee (within the meaning of Code Section 414(n)(2)) of the Company or is otherwise employed through a temporary help firm,
         technical  help  firm,   staffing  firm,   employee  leasing  firm,  or
         professional employer organization, regardless of whether such person is an Employee of the Company, or (4) A person who performs services for the Company as an independent contractor or under any other non-employee classification, or is classified by the Company as, or determined by the Company to be, an independent contractor, or who is classified by the Company as, or determined by the Company to be, an
         independent   contractor,   regardless   of  whether   such  person  is
         characterized or ultimately determined by the Internal Revenue Service or any other Federal, State or local governmental authority or regulatory body to be an employee of the Company or its affiliates for income or wage tax purposes or for any other purpose.

         Notwithstanding any provision in the Plan to the contrary, if any person is an Ineligible Person or otherwise does not qualify as an Eligible Employee, or is otherwise ineligible to participate in the Plan, and such person is later required by a court or governmental authority or regulatory body to be classified as a person who is eligible to participate in the Plan, such person shall not be eligible to participate in the Plan, notwithstanding such classification, unless and until designated as an Eligible Employee by the Plan Administrator, and if so designated, the participation of such person in the Plan shall be prospective only.

4.       SEVERANCE PAY UPON TERMINATION OF EMPLOYMENT
         --------------------------------------------

         If the Company terminates your employment and you sign a Release acceptable to the Company, you shall be provided severance pay in accordance with the terms of this Plan EXCEPT if you:
                                                ------

         o are terminated for misconduct or other disciplinary action, which by way of example may include, but is not limited to, the following: serious violations of Company policies, violation of the Company Code of Corporate Conduct or other similar policy or undertaking of the Company; or any Company-initiated termination for cause or for actions that are immoral, unethical, inimical to the best interests of the Company, or illegal;

         o refuse a Similar Position (as defined herein) offered as alternative employment with the Company. For purposes of this Plan, "Similar Position" shall mean a position of the same base salary rates and same opportunity for incentive with similar duties, or having different duties which, in management's judgment, the

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                  employee  is able to  perform  and which is  located  within a
                  50-mile radius of the previous position's location;

         o terminate employment with the Company prior to the date selected by the Company as your last day of active employment ("Effective Date");

         o are terminated while on a leave of absence (paid or unpaid) after 26 weeks of such leave;

         o are mandatorily retired on or after your Normal Retirement Date (as defined herein) where legally permitted, or are terminated with an Effective Date on or after your Normal Retirement Date. "Normal Retirement Date" shall mean the first of the month which coincides with or follows the employee's 65th birthday;

         o are terminated following acceptance or refusal of employment or continued employment with a purchaser in connection with any sale or divestiture described in Section 10 hereof;

         o are eligible for greater severance payments under the terms of a Key Executive Employment Protection Agreement with the Company, or an individual written employment contract or other written agreement with the Company.

         If you initiate termination of employment for any reason including resigning, retiring or failing to return to work immediately following the expiration of any leave of absence, no severance pay will be provided under this Plan.

         No severance pay will be provided under this Plan upon any termination of employment as a result of your death, or as a result of your Disability as defined in The Hartford Investment and Savings Plan, as may be amended from time to time (the "Savings Plan").

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5.       SCHEDULE OF SEVERANCE PAY
         -------------------------

         Covered Employees will be provided severance pay in accordance with the following Schedule of Severance Pay which sets forth the months of Base Pay which are provided to a Covered Employee based upon the Covered Employee's Years of Service as of the Effective Date.

                    Years of Service                          Months of Base Pay
                    ----------------                          ------------------

                 Less than  4      . . . . . .                       12
                            4      . . . . . .                       13
                            5      . . . . . .                       14
                            6      . . . . . .                       15
                            7      . . . . . .                       16
                            8      . . . . . .                       17
                            9      . . . . . .                       18
                           10      . . . . . .                       19
                           11      . . . . . .                       20
                           12      . . . . . .                       21
                           13      . . . . . .                       22
                           14      . . . . . .                       23
                           15      or more . . . . . .               24


         The severance payment provided will be subject to applicable federal, state and local taxes, which will be withheld from such payment where required by applicable law as determined in the sole discretion of the Plan Administrator.

         "Base Pay" shall mean your annual base salary at the Effective Date divided by twelve (12) months.

         "Years of Service" shall mean the total number of completed years of employment measured from your Company service date to your Effective Date, rounded to the nearest whole year. Your Company service date is the date used to determine your eligibility for vesting under the applicable Company retirement plan in effect on the Effective Date.

         Notwithstanding the above Schedule of Severance Pay, in no event (i) shall months of Base Pay provided to you exceed the number of months remaining between the Effective Date and your Normal Retirement Date, or (ii) shall severance pay exceed the equivalent of twice your total annual compensation during the year immediately preceding the Effective Date.

6.       NOTICE OR PAY IN LIEU OF NOTICE
         -------------------------------

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         Except as  provided  in this Plan or under a Key  Executive  Employment
         Protection Agreement with the Company, or an individual written employment contract or other written agreement with the Company, you shall not be entitled to any notice of termination or pay in lieu thereof. At the sole discretion of the Plan Administrator or designee, notice may be provided.

7.       FORM OF PAYMENT OF SEVERANCE PAY
         --------------------------------

         Severance pay shall be paid in periodic payments according to the regular payroll schedule ("Periodic Payment"), provided that the Company reserves the right at any time to pay the remaining severance pay in a discounted lump sum.

         Any discounted lump sum paid under this Plan shall be equal to the present value of the remaining Periodic Payments of severance pay as determined by the Company using an interest rate equal to the prime rate at Citibank in effect on the date the Company notifies you that it is exercising its right to pay severance in the discounted lump sum.

         Periodic Payment of severance pay will commence or the discounted lump sum will be paid on the next day following the Effective Date, except that where the Company exercises its right to pay the discounted lump sum after the commencement of Periodic Payments, it will be paid promptly after the Company exercises such right.

         In the event of your death during the period you are receiving Periodic Payment of severance pay, the amount of severance pay remaining shall be paid, subject to applicable law, in a discounted lump sum payment to your spouse, if any, or to such other beneficiary or beneficiaries designated by you in writing, or if you are not married and failing such designation, to your estate.

         During the time period that you are receiving Periodic Payment of severance pay, or for which you receive severance pay by lump sum, you must continue to be available to render reasonable assistance to the Company, consistent with the level of your prior position with the Company, at times and locations that are mutually acceptable. In requesting such services, the Company will take into account any other commitments which you may have. After the Effective Date and normal wind up of your former duties, you will not be required to perform any regular services for the Company.

         In the event you secure employment other than with the Company while receiving severance pay, you must notify the Company. Upon such notification the Company generally will make a single discounted lump sum payment to you of all remaining severance pay. Periodic Payment of severance pay will cease if you are rehired by the Company.

         In the event you retire under the applicable Company retirement plan while receiving Periodic Payment, the Company will pay you any remaining severance pay in a single discounted lump sum payment.

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8.       EMPLOYEE BENEFIT PLAN COVERAGE WHILE RECEIVING SEVERANCE PAY
         ------------------------------------------------------------

         Except as otherwise provided herein, as long as you are receiving Periodic Payment, you will continue to be eligible for participation in Company employee benefit plans in effect as of the Effective Date, including without limitation, any non-qualified excess or supplemental benefit plans, in accordance with the applicable provisions of such plans. You will not be eligible to participate in any Company salary continuation, short-term or long-term disability plans, the Company business travel accident plan or any new employee benefit plan or any improvement to any existing employee benefit plan adopted by the Company after the Effective Date.

         If a lump sum payment of severance pay is made, eligibility to participate in all Company employee benefit plans ends.

         Deductions for continuing group life and medical/dental/health insurance and participation in the Savings Plan remain available while receiving Periodic Payment of the severance pay, subject to the maximum time periods as specified by the terms of the respective plans in effect as of the Effective Date.

9.       EXCLUDED EMPLOYEE COMPENSATION PLANS, PROGRAMS, ARRANGEMENTS AND
         ----------------------------------------------------------------
         PERQUISITES
         -----------


         During the period you are receiving Periodic Payment of severance pay, you will not be eligible to accrue any vacation or participate in any
         (i) bonus  program;  (ii) special  termination  programs;  (iii) tax or financial advisory services; (iv) new awards under any long-term incentive compensation plan or program of the Company; (v) new or revised executive compensation programs that may be introduced after the Effective Date; or (vi) any other executive compensation program, plan, arrangement, practice, policy or perquisites unless specifically authorized by the Company in writing. The period during which you are receiving Periodic Payment of severance pay shall not be counted as service for purposes of any Company long-term incentive compensation awards outstanding as of the Effective Date. Notwithstanding the preceding sentence, during such period you will continue to be eligible to vest in any outstanding unvested deferred restricted stock units (bonus swap), as well as any outstanding unvested stock option awards except (a) any options awarded to you on December 17, 1997 or July 19,
         ------
         2000, and (b) any other options that are designated under the terms of the award of such options as ineligible for continued crediting of service during Periodic Payment of severance pay. Also during such period, you will continue to be eligible to exercise any outstanding vested stock option awards, except to the extent that (I) such options first expire under the applicable plan or program, or (II) such options are designated under the terms of the award of such options as ineligible for continued exercise during Periodic Payment of severance pay. Any unvested restricted stock and unvested performance shares outstanding as of the Effective Date will be canceled as of the Effective Date, except to the extent otherwise provided in the applicable plan or program.

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10.      DIVESTITURE. CLOSURE, RELOCATIONS
         ---------------------------------

         If the Company or a subsidiary or affiliate or division of the Company or a portion thereof, at which you are employed, is sold or divested, and if (i) you accept employment or continued employment with the purchaser, or (ii) refuse employment or continued employment with the purchaser on terms and conditions substantially comparable to those in effect immediately preceding the sale or divestiture, you shall not be provided severance pay hereunder or any related benefits described in
         Section 8 or Section 9 of this Plan. The provisions of this Section 10 apply to all sales and divestitures (whether accomplished as sales of assets, sales of corporate entities or any other method), other than any sale or divestiture that qualifies as a Change of Control under The Hartford 2000 Incentive Stock Plan (as may be amended from time to time).


11.      DISQUALIFYING CONDUCT
         ---------------------

         If, during the period you are receiving Periodic Payment of severance pay, you (i) conduct yourself in a manner which is inimical to the best interests of the Company, or which adversely affects those interests;
         (ii) make statements, either oral or written, which are false or misleading or which disparage the Company; (iii) fail to comply with any Company Covenant Against Disclosure and Assignment of Rights to Intellectual Property or other similar policy or undertaking of the Company; (iv) without the Company's prior consent, induce any employees of the Company to leave their Company employment; or (v) fail to comply with applicable provisions of the Code of Conduct or other similar policy or undertaking of the Company, or any other applicable corporate policy of the Company, then the Company will have no further obligation to provide severance pay.

12.      RELEASE
         -------

         No severance pay will be provided under this Plan unless you execute and deliver to the Company a Release, satisfactory to the Company, in which you discharge and release the Company, its affiliates and the Company's directors, officers, employees and employee benefit plans from all claims (other than for benefits to which you are entitled under any Company employee benefit plan) arising out of your employment or termination of employment.

13.      OFFSET
         ------

         Any severance pay provided to you under this Plan shall be offset by reducing such amount by any severance pay, termination pay or similar pay or allowance which you receive or are entitled to receive (i) under any other Company plan, policy, practice, program or arrangement; (ii) pursuant to any Key Executive Employment Protection Agreement with the Company, or any individual written employment agreement or other written agreement

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         with the  Company;  or (iii) by virtue of any law,  custom or  practice excluding, however, any unemployment compensation which you may receive as a state unemployment award.

         Any severance pay provided to you under this Plan shall also be offset by reducing such severance pay by any severance pay, termination pay or similar pay or allowance you received as a result of any prior termination of employment with the Company.

         Any severance pay and any notice pay provided to you under this Plan shall be offset by reducing such severance pay and notice pay by any payments made to you by the Company pursuant to the Worker Adjustment and Retraining Notification Act ("WARN") and any similar federal, state or local law.

         Any severance pay provided to you under this Plan shall be offset by reducing such severance pay by any payment made to you under any Company or statutory disability plan, policy, practice, program or arrangement where any such payment is made for any period of time after the Effective Date.

14.      ADMINISTRATION OF PLAN
         ----------------------

         Responsibility for administration of this Plan rests with Hartford Fire Insurance Company's Group Senior Vice President, Human Resources (or other individual with similar responsibilities) or his designee ("Plan Administrator").

         The Plan Administrator shall have the exclusive right to interpret this Plan, adopt any rules and regulations for carrying out this Plan as may be appropriate and decide any and all matters arising under this Plan, including, but not limited to, the right to determine appeals. Subject to applicable federal and state law, all interpretations and decisions by the Plan Administrator shall be final, conclusive and binding on all parties affected thereby.

15.      TERMINATION OR AMENDMENT
         ------------------------

         The Plan Administrator shall have the power to make amendments to the Plan that do not involve a material cost to the Company or are required by applicable law. Any other amendments to the Plan shall be made by the Board of Directors of Hartford Fire Insurance Company. The Company, through its Board of Directors, reserves the right, in its sole discretion, to terminate, suspend, amend or modify this Plan ("Plan Change") in whole or in part at any time without prior notice except that no such Plan Change, and no Plan amendment made by the Plan Administrator, may reduce or adversely affect severance pay for any employee whose employment terminates within two years of the effective date of such Plan Change or amendment, provided that such Executive was a Covered Employee under this Plan on the date of such Plan Change or amendment.

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16.      MISCELLANEOUS
         -------------

         o In cases where severance pay is provided under this Plan, pay in lieu of any unused vacation entitlement will be paid to you in a single lump sum payment after severance pay ceases. Such lump sum payment will not have the effect of extending your Company service for any purpose.

         o Benefits under this Plan are paid for entirely by the Company from its general assets.

         o The section headings contained in this Plan are included solely for convenience of reference and shall not in any way affect the meaning of any provision of this Plan.



OTHER IMPORTANT INFORMATION
---------------------------

         NOTICE
         ------

THIS PLAN IS NOT A CONTRACT OF EMPLOYMENT. IT DOES NOT GUARANTEE YOUR EMPLOYMENT FOR ANY SPECIFIED PERIOD AND DOES NOT LIMIT THE RIGHT OF THE COMPANY TO TERMINATE YOUR EMPLOYMENT AT ANY TIME FOR ANY REASON. EMPLOYMENT WITH THE COMPANY IS TERMINABLE AT WILL.

ANY EMPLOYEE WHO IS NOT OBLIGATED TO CONTINUE HIS/HER EMPLOYMENT UNDER A FORMAL WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY RETAINS THE RIGHT TO TERMINATE THEIR EMPLOYMENT AT ANY TIME, WITH OR WITHOUT NOTICE, AND WITH OR WITHOUT CAUSE. LIKEWISE, THE COMPANY CAN TERMINATE THE EMPLOYMENT OF ANY EMPLOYEE AT ANY TIME, WITH OR WITHOUT NOTICE, AND WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAW.

NO SUPERVISOR OR MANAGER HAS ANY AUTHORITY TO ENTER INTO AN EMPLOYMENT AGREEMENT, WRITTEN OR VERBAL, OR TO MAKE ANY AGREEMENT OR REPRESENTATIONS CONTRARY TO THE FOREGOING, UNLESS IT IS AUTHORIZED IN WRITING BY THE CHAIRMAN OF THE COMPANY AND SUCH AGREEMENT IS IN WRITING. FURTHER NO COMPANY DOCUMENT, COMMUNICATION OR PUBLICATION SHOULD BE UNDERSTOOD AS, OR CONSTRUED AS, MAKING SUCH AN AGREEMENT OR EXTENDING SUCH A REPRESENTATION.

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